SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant    [X]
Filed by a party other than the registrant

Check the appropriate box:

[_]     Preliminary proxy statement

[X]     Definitive proxy statement

[_]     Definitive additional materials

[_]     Soliciting material pursuant to Rule 14a-11(c) or 14a-12
------------------------------------------------------------------------------
CAVALIER HOMES, INC.

(Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

Total fee Paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)     Amount previously paid:

     (2)     Form, schedule or registration statement no.:

     (3)     Filing party:

     (4)     Date filed:

Notes:

                              CAVALIER HOMES, INC.
                               POST OFFICE BOX 300
                       HIGHWAY 41 NORTH AND CAVALIER ROAD
                             ADDISON, ALABAMA 35540

                                 March 31, 1997

Dear Stockholder:

You are cordially invited to join us at our 1997 Annual Meeting of Stockholders to be held on Wednesday, May 14, 1997, beginning at 10:00 A.M., C.D.T., at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama. At the meeting, we will consider the election of directors, the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company, the approval of a proposed amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock and any other business as may properly come before the Annual Meeting.

Stockholders of the Company who are unable to be present personally at the Annual Meeting may vote by proxy. The enclosed Notice and Proxy Statement contain important information concerning the matters to be considered, and we urge you to review them carefully. You will also find enclosed a copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996, which we encourage you to read.

It is important that your shares be voted whether or not you plan to be present at the meeting. Whether you plan to attend or not, please complete, sign, date and return the enclosed form of proxy promptly so that the Company may be assured of the presence of a quorum at the Annual Meeting. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

We look forward to seeing you on May 14th.


                                Sincerely yours,

                              CAVALIER HOMES, INC.



                                Barry B. Donnell
                              Chairman of the Board




                                David A. Roberson
                      President and Chief Executive Officer

                              CAVALIER HOMES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 1997

TO THE STOCKHOLDERS OF CAVALIER HOMES, INC.:

The Annual Meeting of Stockholders of Cavalier Homes, Inc., a Delaware corporation (the "Company"), will be held at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama, on Wednesday, May 14, 1997, at 10:00 A.M., C.D.T. for the following purposes:

         (1)    To elect seven directors;

         (2) To consider the ratification and approval of the appointment by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company;

         (3) To consider a proposed amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 15,000,000 to 50,000,000; and

         (4) To transact such other business as may properly come before the meeting.

Details respecting these matters are set forth in the accompanying Proxy Statement.

Holders of record of the Common Stock of the Company at the close of business on March 20, 1997, are entitled to notice of and to vote at the Annual Meeting. A list of the stockholders of the Company who are entitled to vote at the Annual Meeting will be available for inspection for a period of ten days prior to the Annual Meeting at 2000 B Southbridge Parkway, Birmingham, Alabama, and at the Annual Meeting, for any purpose germane to the meeting. The meeting may be adjourned from time to time without notice other than such notice as may be given at the meeting or any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjourned meeting.

You are cordially invited to attend the Annual Meeting of the Stockholders of your Company, and we hope you will be present at the meeting.

WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE MEETING. A postage -paid envelope is enclosed for your convenience in returning your proxy to the Company.


                       BY ORDER OF THE BOARD OF DIRECTORS

                                Michael R. Murphy
                                    Secretary

Post Office Box 300
Highway 41 North and Cavalier Road
Addison, Alabama 35540
March 31, 1997

                              CAVALIER HOMES, INC.
                               POST OFFICE BOX 300
                       HIGHWAY 41 NORTH AND CAVALIER ROAD
                             ADDISON, ALABAMA 35540

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 1997

The accompanying proxy is solicited on behalf of the Board of Directors of Cavalier Homes, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders and any adjournments thereof (the "Annual Meeting") to be held at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama, on Wednesday, May 14, 1997, at 10:00 A.M., C.D.T. This Proxy Statement and the enclosed form of proxy are first being mailed or given to stockholders on or about March 31, 1997.

                               GENERAL INFORMATION

Outstanding Voting Shares; Voting Procedures

Holders of record of the Common Stock of the Company outstanding at the close of business on March 20, 1997, are entitled to notice of, and to vote at, the Annual Meeting. A total of 12,212,251 shares of Common Stock were outstanding on such date and will be entitled to vote at the Annual Meeting. Each holder of shares of Common Stock entitled to vote has the right to one vote for each share held of record on the record date for each matter to be voted upon.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company entitled to vote, consisting of at least 6,106,126 shares, is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" will be treated as present for purposes of determining a quorum. In accordance with the Bylaws of the Company, the seven nominees receiving the highest vote totals will be elected as directors of the Company. Accordingly, assuming the presence of a quorum, abstentions and broker non-votes will not affect the outcome of the election of directors at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon is required for approval of the proposed amendment to the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"). The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required (i) for the approval and ratification of the selection of the Company's independent auditors, and (ii) for approval of all other matters. Abstentions and broker non-votes will be included for purposes of determining whether the requisite number of affirmative votes have been cast with respect to approval of the proposed amendment to the Certificate of Incorporation, the ratification of the selection of the Company's independent auditors, and approval of any other matters coming before the stockholders meeting; and, accordingly, will have the same effect as a negative vote.

Voting Your Proxy

Proxies, in the form enclosed, properly executed by a stockholder and returned to the Board of Directors of the Company, with instructions specified thereon, will be voted at the Annual Meeting in accordance with such instructions. If no specification is made, a properly executed proxy will be voted in favor of:

         (i) The election to the Board of Directors of the seven nominees named in this Proxy Statement;

         (ii)     The  ratification  of action  taken by the Board of  Directors
                  in  selecting  Deloitte  & Touche  LLP as   independent public
                  accountants for the Company; and

         (iii)    The  approval of a proposed  amendment to the  Certificate  of
                  Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 15,000,000 to 50,000,000.

As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration or action at the Annual Meeting other than the matters stated above. If any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

A stockholder may revoke a proxy by notice in writing delivered to the Secretary of the Company, Michael R. Murphy, at any time before it is exercised. A proxy may also be revoked by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke a proxy previously given to the Company.

Costs of Solicitation

The cost of soliciting proxies, including the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. The Company may reimburse investment bankers, brokers and other nominees for their expenses incurred in obtaining voting instructions from beneficial owners of Common Stock held of record by such investment bankers, brokers and other nominees; however, the Company has not entered into any written contract or arrangement for such repayment of expenses. In addition to the use of mails, proxies may be solicited by personal interview, telephone or facsimile machine by the directors, officers and employees of the Company, without additional compensation.

                              ELECTION OF DIRECTORS

The Bylaws of the Company provide for a Board of Directors of not fewer than one nor more than ten members, the exact number to be determined by resolution of the Board of Directors or the stockholders. The present Board of Directors has fixed the number of directors at seven members and proposes the election of the seven persons listed below, each of whom has consented to being named and to serving in such capacity as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and shall have qualified. Unless otherwise directed, it is intended that shares of Common Stock represented by all proxies received by the Board of Directors will be voted in favor of the nominees listed below. Should any such nominee become unable or decline to accept election, which is not anticipated, it is intended that such shares of Common Stock will be voted for the election of such person or persons as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES SET FORTH BELOW.

The following table sets forth certain information concerning each nominee, each of whom is currently serving as a director:



         Name                       Age                       Principal Occupation               Director Since

Thomas A. Broughton, III            41                        President of First Commercial           1986
                                                              Bank (a state banking corporation)

Barry B. Donnell                    57                        Chairman  of the Board                  1986
                                                              of the Company

Lee Roy Jordan                      55                        President of Lee Roy Jordan             1993
                                                              Redwood Lumber Company
                                                              (lumber supply business) and
                                                              Southern Valve Services, Inc.
                                                              (remanufacturer and installer
                                                              of industrial valves)

John W Lowe                         55                        Partner, Lowe, Mobley                   1984
                                                              & Lowe (law firm)

Gerald R. Moore                     63                        Independent tax consultant              1996

Michael R. Murphy                   51                        Chief Financial Officer and             1997
                                                              Secretary-Treasurer of the
                                                              Company

David A. Roberson                   40                        President and Chief Executive           1996
                                                              Officer of the Company

Each nominee has occupied the position indicated for at least the last five years, with the exception of Mr. David A. Roberson, who served as the Company's Chief Financial Officer and Secretary-Treasurer for the five years prior to being appointed President and Chief Executive Officer in October of 1996, and Mr. Michael R. Murphy who, prior to being appointed Chief Financial Officer and Secretary-Treasurer, served as the Company's Corporate Controller since June of 1995. For the five years prior to Mr. Murphy's employment with the Company, he was Controller of Peerless Coatings, Inc.

Information Regarding Board of Directors and Committees

During 1996, the Board of Directors of the Company held five meetings and four meetings in which the directors participated by conference telephone. Each director attended at least 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings of all committees on which he served held in 1996.

The Company currently pays each nonemployee director $2,500 and each director who is employed by the Company $1,250 for each regular Board meeting at which he is in attendance. Each director who participates in a telephone conference Board meeting receives $250 per meeting. Directors who are members of committees also receive $750 for attendance for each committee meeting held on a date when no Board meeting is held and $250 for each committee meeting held by conference telephone. Directors are also reimbursed for travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Pursuant to the Company's 1993 Amended and Restated Nonemployee Directors Stock Option Plan (the "Nonemployee Directors Plan"), options to purchase 20,000 shares of Common Stock are granted to each nonemployee director upon first being elected to the Board of Directors . In addition to such initial grants, annually on January 15, each nonemployee director receives an option to purchase 5,000 shares of Common Stock; provided, however, that no director of the Company shall be granted options to purchase more than 125,000 shares of stock under the Nonemployee Directors Plan. In accordance with the Nonemployee Directors Plan, nonemployee directors who were serving on the Board at February 27, 1996 and remained directors at January 15, 1997, were granted options to purchase 14,647 shares of Common Stock at such date, while directors elected after February 27, 1996 were granted options to purchase 5,000 shares. All such options are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Nonemployee Directors Plan generally have a term of ten years, and are exercisable at any time beginning six months after the date of grant; provided, however, that no option is exercisable unless, at all times during the period from the date of grant and ending twelve months before the date of exercise, the optionee was a director of the Company.

The Board of Directors has two standing committees:   the Compensation Committee
and the Audit Committee.

The Compensation Committee, which held two meetings during 1996, is currently composed of Thomas A. Broughton, III, Lee Roy Jordan, John W Lowe and Gerald R. Moore. The Compensation Committee administers the Company's stock option plans (other than the Nonemployee Directors Plan) and sets the compensation of the executive officers of the Company.

The Audit Committee held one meeting during 1996. The Audit Committee is currently composed of Thomas A. Broughton, III, Lee Roy Jordan, John W Lowe and Gerald R. Moore. The Audit Committee, among other things, recommends the selection each year of the Company's independent public accountants, reviews and evaluates the Company's financial statements for reliability and informativeness, reviews the external and internal audit procedures, scope and controls practiced by the Company's independent public accountants and its internal accounting personnel, and evaluates the services performed and fees charged by the Company's independent public accountants to determine, among other things, that the non - audit services performed by such auditors do not compromise their independence.

                    RATIFICATION AND APPROVAL OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company has unanimously selected, subject to ratification by the stockholders, the accounting firm of Deloitte & Touche LLP as the independent public accountants for the Company for fiscal year 1997. Deloitte & Touche LLP has served as the Company's auditors for many years. Ratification of the selection of auditors is being submitted to the stockholders of the Company because the Board of Directors believes it is an important corporate decision in which stockholders should participate. If the stockholders do not ratify the selection of Deloitte & Touche LLP or if Deloitte & Touche LLP shall decline to act, resign or otherwise become incapable of acting, or if its engagement is otherwise discontinued, the Board of Directors will select other auditors for the period remaining until the 1998 Annual Meeting of Stockholders when engagement of auditors is expected to again be subject to ratification by the stockholders at such meeting. Representatives of Deloitte & Touche LLP will be in attendance at the Annual Meeting and will be provided an opportunity to address the meeting and to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION AND APPROVAL OF DELOITTE & TOUCHE LLP.

               PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

The Board of Directors has proposed an amendment to the Company's Certificate of Incorporation by which the authorized number of shares of Common Stock will be increased from 15,000,000 shares to 50,000,000 shares. The amendment would affect only the first paragraph of Article 4 of the Certificate of Incorporation, which, as so amended, will read as follows:

         "4. The total number of shares of stock which the corporation shall have authority to issue is 50,500,000; 50,000,000 of the authorized shares shall be Common Stock, $.10 par value each; and 500,000 of the authorized shares shall be Preferred Stock, $.01 par value each."

The Board of Directors believes that the increase in the number of authorized shares of Common Stock is advisable because of the limited number of unissued shares of Common Stock presently available, and because such increase will give the Company greater flexibility in considering and planning future operations.

The shares of Common Stock will be available for issuance by the Board of Directors for proper corporate purposes, including, but not limited to, stock dividends, stock splits, stock options, acquisitions and the raising of capital through the sale of stock. Although the Company continually evaluates alternatives for raising capital and acquisition opportunities and conducts preliminary discussions, the Company has no present agreements, arrangements or commitments with respect to any such alternative or acquisition. The authorization of the additional shares will enable the Company to continue to consider such alternatives and opportunities and to act promptly if appropriate circumstances arise which require the issuance of such shares.

The authorization of additional shares of Common Stock of the Company will not, by itself, have any effect on the rights of holders of existing Common Stock. Depending on the circumstances, any issuance of additional shares of Common Stock could affect the existing holders of shares of Common Stock by diluting the per share earnings and voting power of the Common Stock. The issuance of additional authorized shares by a company is sometimes utilized by such company as a device to prevent attempts to acquire the company, since one of the affects of such issuance could be to dilute the voting power of the entity attempting the acquisition. The Board of Directors does not anticipate that the approval of stockholders of the Company will be solicited for any future issuance of any of the additional authorized shares, unless such solicitation is otherwise required by law, or unless such solicitation is required by the rules of an exchange on which shares of the Common Stock of the Company are listed. Stockholders do not have preemptive rights to subscribe for, purchase or receive any shares of the authorized capital stock of the Company.

The affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required for approval of the foregoing amendment of Article 4 of the Certificate of Incorporation of the Company. In the event the amendment is approved, the Board of Directors may decide to file a restated Certificate of Incorporation consolidating the amendment and all prior amendments into one document, but this will not require the approval of the stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO ARTICLE 4 OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                  EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

Executive Officers

The following table sets forth certain information concerning the executive officers of the Company, who are elected annually by the Board of Directors:

         Name         Age               Position with the Company

David A. Roberson     40               President and Chief Executive Officer

Barry B. Donnell      57               Chairman of the Board

Michael R. Murphy     51               Chief Financial Officer and Secretary
                                       - Treasurer

Messrs. Roberson's, Donnell's and Murphy's business experience is set forth above. See "Election of Directors". Mr. Roberson, who previously served as Chief Financial Officer and Secretary-Treasurer, was elected as President and Chief Executive Officer upon the death of Mr. Jerry F. Wilson, the previous President and Chief Executive Officer of the Company. Mr. Murphy, who previously served as the Company's Corporate Controller, was elected as Chief Financial Officer and Secretary-Treasurer upon the promotion of Mr. Roberson, who previously held these positions, to President and Chief Executive Officer of the Company.

Ownership of Equity Securities

Set forth below is information as of March 20, 1997, with respect to the beneficial ownership of the Common Stock of the Company by (a) each of the directors of the Company (which directors also constitute the nominees for election as directors at the Annual Meeting), (b) the Company's President and Chief Executive Officer and the two other executive officers of the Company during the fiscal year ended December 31, 1996 and (c) all directors and executive officers of the Company as a group.

Name and Address of                Number of Shares
 Beneficial Owner                  of Common Stock    Percent of Class  1
 ----------------                  ---------------    -------------------

Thomas A. Broughton, III               128,577  2          1.0%
Barry B. Donnell                       703,515  3          5.4%
   719 Scott Avenue, Suite 600
   Wichita Falls, Tx 76301
Lee Roy Jordan                          38,867  4            *%
John W Lowe                            164,354  5          1.3%
Gerald R. Moore                          1,250  6            *%
Michael R. Murphy                           87  7            *%
David A. Roberson                       45,651  8            *%
Directors and Executive Officers
  as a Group (seven persons)         1,082,301  9          8.4%

In addition to the above, the following entities have reported ownership in the Company at a level of greater than 5% according to statements on Form 13G as filed by the entities with the Securities and Exchange Commission:

Name and Address of                Number of Shares
 Beneficial Owner                  of Common Stock    Percent of Class  1
 ----------------                  ---------------    -------------------

George D. Bjurman & Associates         801,826             6.2%
   10100 Santa Monica Blvd,
   Suite 1200
   Los Angeles, CA 900067
Thomson Horstmann & Bryant, Inc.       757,158             5.9%
   Park 80 West, Plaza Two
   Saddle Brook, NJ 07663

* Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

     (1) Beneficial ownership in the foregoing table is based upon information furnished by the persons listed. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of March 20, 1997, that such person or group has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. Except as otherwise indicated in these notes to the foregoing table, the beneficial owners named in the table have sole voting and investment power with respect to the shares of Common Stock reflected.

     (2) Includes 16,477 shares beneficially owned in an Individual Retirement Account and 66,210 shares issuable pursuant to stock options presently exercisable as of March 20, 1997, or within 60 days thereafter.

     (3) Includes 125,000 shares issuable pursuant to stock options presently exercisable as of March 20, 1997, or within 60 days thereafter, and 15,000 shares held by the Donnell Foundation, of which Mr. Donnell is co-trustee.

     (4) Constitutes   shares  issuable  pursuant  to  stock  options  presently
         exercisable as of March 20, 1997, or within 60 days thereafter.

     (5) Includes 31,837 shares issuable pursuant to stock options presently exercisable as of March 20, 1997, or within 60 days thereafter.

     (6) Does not include options to purchase 17,250 shares which are not exercisable as of March 20, 1997, or within 60 days thereafter, which resulted from an amendment to the Nonemployee Directors Plan to effect a cancellation and reissuance of Mr. Moore's option to purchase 25,000 shares (as adjusted from 20,000 for the November 1996 stock split) originally granted in 1996 upon his election as a director.

     (7) Does not include 12,500 shares issuable pursuant to stock options originally granted in 1996 and repriced in 1997, which are not exercisable as of March 20, 1997, or within 60 days thereafter.

     (8) Includes 4,218 shares beneficially owned in an Individual Retirement Account and 7,804 shares owned by the minor children of Mr. Roberson. Does not include 62,500 shares issuable pursuant to stock options originally granted in 1996 and repriced in 1997, which are not exercisable as of March 20, 1997, or within 60 days thereafter.
     (9) See notes 1-8 above.

                             EXECUTIVE COMPENSATION

The following tables, graphs and other information provide details concerning executive compensation.

Performance Graph

The following indexed graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the Standard and Poor's 500 Stock Index and (ii) a group of public companies, each of which is engaged in the business of designing, producing and selling manufactured homes. The industry group companies included in the index are: Cavco Industries, Inc.; Champion
Enterprises, Inc.; Clayton Homes, Inc.; Fleetwood Enterprises, Inc.; Kit Manufacturing Company; Liberty Homes, Inc.; Nobility Homes, Inc.; Oakwood Homes Corporation; Schult Homes Corporation; and Skyline Corporation.

                     Comparison of Cumulative Total Return
       Assumes an Initial Investment of $100 and Reinvestment of Dividends
       +-----------------------------------------------------------------------+
  1400 |                                                                #      |
       |                                                                #      |
  1200 |                                                                #      |
       |                                                    #           #      |
  1000 |                                                    #           #      |
       |                                                    #           #      |
   800 |                                                    #           #      |
       |                                                    #           #      |
   600 |                            #                       #           #      |
       |                            #           #           #           #      |
   400 |                 #          #           #           #           #      |
       |                 #          #           #           #           #      |
   200 |                 #          #           #+^         #+^         #+^    |
       |                 #+^        #+          #+^         #+^         #+^    |
     0 |    #+^          #+^        #+          #+^         #+^         #+^    |
       +-----------------------------------------------------------------------+
       |    1991        1992        1993        1994        1995        1996   |
       +-----------------------------------------------------------------------+

          # - CAVALIER HOMES     + - S & P 500      ^ - PEER GROUP

+-----------------------------------------------------------------------------+
|                    1991      1992      1993      1994      1995      1996   |
+-----------------------------------------------------------------------------+
|CAVALIER HOMES       100    555.06     747.28    536.14   1291.19   1350.91  |
|                                                                             |
|S & P 500            100    107.62     118.46    120.03    165.13    203.05  |
|                                                                             |
|PEER GROUP           100    168.42     189.91    166.99    262.20    267.84  |
+-----------------------------------------------------------------------------+

Report of the Compensation Committee

General. The Compensation Committee of the Board of Directors currently consists of four directors, Thomas A. Broughton, III, Lee Roy Jordan, John W Lowe and Gerald R. Moore. The Compensation Committee is responsible for establishing the base salary and annual bonus of the Company's executive officers. The Compensation Committee also administers the terms, conditions and policies of, and the benefits granted under, the Company's 1988 Nonqualified Stock Option Plan, the Long Term Incentive Compensation Plan, the 1993 Amended and Restated Nonqualified Stock Option Plan, the Employee Stock Purchase Plan and the 1996 Key Employee Incentive Stock Option Plan (the "1996 Plan").

Compensation Policies. The Compensation Committee believes that the most effective executive compensation program is one which provides incentives to achieve both increased current profitability and longer term stockholder value. In this regard, the Compensation Committee believes executive compensation should be comprised of a reasonable annual base salary and an annual cash bonus program that rewards the executive officers in a manner directly related to the annual profitability of the Company. The Compensation Committee further believes that annual base salary and bonus arrangements should be supplemented with equity-based programs, pursuant to which the Company affords the ownership and retention of the Company's Common Stock by its executive officers and other key employees. The Compensation Committee endorses the proposition that equity ownership by management is beneficial because it aligns management's and stockholders' interest in the enhancement of stockholder value. In general, considering the cyclical nature of the manufactured housing industry and the Company's business, the philosophy of the Compensation Committee has been to design a compensation system comprised of a cash component that is conservative when the Company's operations are marginal and rewarding when its operations are good, and an equity component that provides the executive officers with a strong incentive to manage the Company's operations with a view towards maintaining and increasing stockholder value. The Compensation Committee feels that the combination of these programs helps to assure that the Company's executive officers and other key employees have a meaningful stake in the Company, its value, and its long-term and short-term performance.

The Compensation Committee determines base salary, bonus and other components of executive compensation upon the basis of corporate performance, judged by revenues, earnings, stock trading prices, and strategies, and on the basis of the Compensation Committee's subjective perception of a particular executive's performance and worth to the Company, the Company's past compensation practices and a comparison of the Company's executive compensation with the compensation paid by other companies in the same industry (which generally are the companies included in the industry group included in the index for the performance graph set forth above) and, to a lesser extent, a random selection of other companies. In making executive compensation decisions, the Compensation Committee considered the views of Mr. Wilson, Mr. Roberson and Mr. Donnell and information provided by them. The Compensation Committee has established target levels to be used in judging corporate performance for purposes of its annual bonus arrangements.

Generally, base salaries for executive officers are fixed at levels which are comparable to the base salaries for persons in similar positions in other companies in the manufactured housing industry. Bonuses are payable under the

Company's Executive Incentive Compensation Plan based on performance in comparison to targets previously set by the Compensation Committee. Stock options are the component of executive compensation that is designed to motivate executives to improve the long-term performance of the Company and the Common Stock in the market, to encourage the Company's executives to achieve superior results over the longer term and to align executive officers' with stockholders' interests. The Compensation Committee's decisions respecting stock option grants generally are made using the same criteria discussed above, and take into consideration the number of unexercised options held by the executive officers, exercise prices and market prices of the Company's Common Stock.

Chief Executive Officer Compensation. The late Mr. Wilson's compensation for 1996 was established according to the policies, bases and relationships to corporate performance that are discussed above as being applicable to the Company's executive officers generally. Mr. Wilson's base salary of $240,000 per annum was fixed in 1996. In addition, Mr. Wilson earned an annual incentive bonus in accordance with the provisions of the Company's Executive Incentive Compensation Plan that was adopted by the Company's stockholders in 1996. Mr. Wilson's base salary and annual incentive bonus were paid on a prorated basis through the date of his death. Mr. Roberson's base salary of $180,000 was fixed in 1996 based upon his previous position as Chief Financial Officer. His annual incentive bonus earned for 1996, in accordance with the provisions of the Company's Executive Incentive Compensation Plan, was not changed upon his promotion to Chief Executive Officer in October of 1996.

Stock Option Repricings. In July 1996, the Compensation Committee effected a repricing of certain options granted to Mr. Wilson and Mr. Murphy under the Company's 1996 Plan. The Compensation Committee repriced the options because it believed that, despite the Company's strong financial performance, the price decline in the Common Stock of the Company had degraded the incentive value of the options. The Compensation Committee believed that granting replacement options at an exercise price approximating the then current market price of the Company's Common Stock would restore the incentive value of the options and satisfy the Company's incentive and compensation purposes. In January 1997, the Compensation Committee effected a repricing of certain options granted in 1996 to Mr. Roberson and Mr. Murphy under the Company's 1996 Plan. During the latter part of 1996, many of the stocks of publicly traded companies in the Company's industry had experienced significant declines in market value, which declines also affected the Company's stock, notwithstanding record financial performance by the Company. The Company's stock price may also have been adversely affected by the death of the Company's President and Chief Executive Officer, Mr. Jerry
F. Wilson. The committee believed, in light of the death of Mr. Wilson, that management of the Company is facing new challenges during the transition period, that Mr. Roberson and Mr. Murphy in particular would be taking on substantial new duties, and that it was in the best interest of the Company and its stockholders that the key employees of the Company, including Mr. Roberson and Mr. Murphy, be properly compensated and highly incentivized during this period. The Compensation Committee was concerned that the decline in the Company's stock price was substantial and that the outstanding stock options held by key employees of the Company did not further these goals, particularly in light of the Company's recent performance and the performance of management. The Compensation Committee also took into account that the aggregate cash compensation to the Company's executive officers is expected to be less in l997 as compared to 1996, primarily because of a change in certain factors used in calculating the available pool for bonuses payable under the Executive Incentive Compensation Plan following the death of Mr. Wilson. In light of all these factors, the committee believed that cancelling these outstanding options and granting replacement options at the current fair market value would help restore the compensation and incentive purposes of the options. See "Information Concerning Stock Options - Summary of Options Granted During the Last Fiscal Year" and "- Summary of Options Granted and Repriced During the Last Fiscal Year" below.


Members of the Compensation Committee:
                       Thomas A. Broughton, III, Chairman
                                            Lee Roy Jordan
                                            John W Lowe
                                            Gerald R. Moore

Summary Compensation Table

The following summary compensation table sets forth information concerning compensation for services in all capacities, including cash and non-cash compensation, awarded to, earned by or paid to the Company's Chief Executive Officer and the other executive officers of the Company in each of the last three fiscal years, unless otherwise noted.

                        SUMMARY ANNUAL COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------
                                                                                Long-Term
                                                                                Compensation
                                        Annual Compensation                     Awards
                                                                                Securities
Name and                                                      Other Annual      Underlying    All Other
Principal Position              Year    Salary     Bonus($)1  Compensation($)2  Options(#)3   Compensation($)4
---------------------------------------------------------------------------------------------------------------
David A. Roberson               1996     180,000     623,060        -            62,500         3,438
President and Chief Executive   1995      67,500     336,404        -              None         1,688
Officer                         1994      60,000     233,676        -              None         1,706

Jerry F. Wilson                 1996     200,000   1,145,299        -           125,000         8,354
President and Chief Executive   1995      96,000   1,121,273        -              None         7,744
Officer (Deceased)              1994      96,000     664,265        -              None         8,413

Barry B. Donnell                1996     200,000     855,417        -           125,000         9,084
Chairman of the Board           1995      84,000     672,806        -              None         8,571
                                1994      84,000     398,559        -              None         8,042

Michael R. Murphy               1996      60,000      19,750        -            12,500           787
Chief Financial Officer         1995         -           -          -              None           -
and Secretary-Treasurer         1994         -           -          -              None           -
---------------------------------------------------------------------------------------------------------------


     (1) Certain amounts that were included as Bonus for the year 1994 in prior Proxy Statements have been reclassified as Other Annual Compensation to conform to the classification for the year 1996.

     (2) For the years ended December 31, 1996, 1995 and 1994, none of the named executive officers received perquisites or other personal benefits in excess of the amounts required to be disclosed under the revised rules on executive compensation disclosure adopted by the Securities and Exchange Commission; accordingly, the amounts of such benefits are omitted. Certain amounts that were included as Other Annual Compensation for the year 1994 in prior Proxy Statements have been reclassified as All Other Compensation to conform to the classification for the year 1996.

     (3) Options granted to executive officers during 1996 were granted pursuant to the 1996 Plan, and have been adjusted for subsequent stock splits through December 31, 1996.

     (4) Includes the following for 1996: (i) matching contributions made by the Company to its 401(k) plan during 1996 on behalf of each executive officer as follows: Messrs. Roberson, Wilson and Donnell in the amount of $1,688 and Mr. Murphy in the amount of $787; (ii) directors' fees paid by the Company in 1996 to Mr. Roberson in the amount of $1,750, Mr. Wilson in the amount of $6,000 and Mr. Donnell in the amount of $7,250, and (iii) in connection with certain split dollar agreements between Mr. Wilson and Mr. Donnell, certain associates of each, and the Company, which provides for the Company being reimbursed for premiums paid for life insurance, less the amounts attributable to term insurance, upon the earlier of the cancellation of the policy or when the death benefits are paid. The amount reflected in the column includes the portion of the premium payment that is attributable to term insurance coverage for Mr. Wilson and Mr. Donnell, $666 and $146, respectively, as determined by tables supplied by the Internal Revenue Service.

Information Concerning Stock Options

The Company granted stock options to purchase 325,000 shares to its executive officers and repriced 137,500 stock options during 1996 as summarized in the following tables. For a discussion of these repricings and the repricings effected in January 1997, see "Report of the Compensation Committee - Stock Option Repricings." Options granted to executive officers were granted during 1996 pursuant to the 1996 Plan and have been adjusted for subsequent stock splits effected prior to March 20, 1997.

                           SUMMARY OF OPTIONS GRANTED
                           DURING THE LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------------------
                      Number of        Percentage of                                          Potential Realizable Value at Assumed
                      Securities       Total Options Granted                                  Annual Rates of Stock Price Increase
Name and              Underlying       to Employees          Exercise Price  Expiration Date  Grant Value at     Grant Value at
Principal Position    Options Granted  During Fiscal Year    Per Share       of Options       5% Assumed Rate    10% Assumed Rate
-----------------------------------------------------------------------------------------------------------------------------------
David A. Roberson
President and Chief      62,500 1                9%             16.600  1       May 14, 2006      652,478  1       1,653,508  1
Executive Officer

Jerry F. Wilson
President and Chief     125,000 2               17%             13.600  2       July 24, 2006   1,069,121          2,709,362
Executive Officer
(Deceased)

Barry B. Donnell
Chairman of the Board   125,000                 17%             16.600          May 14, 2006    1,304,956          3,307,016



Michael R. Murphy
Chief Financial Officer  12,500 2,3              2%             13.600  2,3     July 24, 2006     106,912  3         270,936  3
and Secretary-Treasurer
-----------------------------------------------------------------------------------------------------------------------------------

         (1) This option was subject to a repricing effected in January 1997, pursuant to which the option was regranted at an exercise price of $10.625. The potential realizable value of the repriced option at a five percent (5%) assumed annual rate of stock price increase would be $382,495 and at a ten percent (10%) annual rate would be $950,760.

         (2) Reflects shares of Common Stock underlying an option granted on July 25, 1996, which option replaced an option to purchase an equal number of shares originally granted on May 15, 1996.

         (3) This option was subject to a repricing effected in January 1997, pursuant to which the option was regranted at an exercise price of $10.625. The potential realizable value of the repriced option at a five percent (5%) assumed annual rate of stock price increase would be $78,495 and at a ten percent (10%) annual rate would be $196,196.


                     SUMMARY OF OPTIONS GRANTED AND REPRICED
                           DURING THE LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Length of Original
                                        Number of   Market Price of    Exercise Price                    Option Term
Name and                 Date of        Options     Stock at Time of   at the Time      New Exercise     Remaining at date of
Principal Position       Adjustment     Repriced    of Repricing($)    of Repricing($)  Price($)         Repricing
-------------------------------------------------------------------------------------------------------------------------------
Jerry F. Wilson                                                                                          9 Years and
President and Chief      July 25,1996    125,000         13.600           16.600         13.600          Ten Months
Executive Officer
(Deceased)

Michael R. Murphy                                                                                        9 Years and
Chief Financial Officer  July 25,1996     12,500         13.600           16.600         13.600          Ten Months
and Secretary-Treasurer
-------------------------------------------------------------------------------------------------------------------------------


In addition to the above, the Company has repriced options to the named executive officers during the last ten years as summarized by the following table:

                          SUMMARY OF OPTION REPRICINGS
                             FOR THE PAST TEN YEARS 1
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Length of Original
                                        Number of   Market Price of    Exercise Price                    Option Term
Name and                 Date of        Options     Stock at Time of   at the Time      New Exercise     Remaining at date of
Principal Position       Adjustment     Repriced    of Repricing($)    of Repricing($)  Price($)         Repricing
-------------------------------------------------------------------------------------------------------------------------------
David A. Roberson                                                                                        7 Years and
President and Chief    November 26,1990   73,242         0.682            1.246           0.682          Five Months
Executive Officer

Jerry F. Wilson                                                                                          7 Years and
President and Chief    November 26,1990   73,242         0.682            1.331           0.682          Five Months
Executive Officer
(Deceased)

Barry B. Donnell                                                                                         7 Years and
Chairman of the Board  November 26,1990   54,932         0.682            1.331           0.682          Five Months
-------------------------------------------------------------------------------------------------------------------------------

         (1) The share and exercise price numbers have been retroactively adjusted to reflect all stock splits of the Company's Common Stock that have been effected since 1990.

During 1996, stock options to purchase 342,186 shares of Common Stock were exercised by the named executive officers. Stock options to purchase 325,000 shares were granted to these persons during 1996 and were unexercised at the end of the year. The following table summarizes the foregoing:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES
-------------------------------------------------------------------------------------------------------
                                                         Number of
                                                         Securities Underlying   Value of Unexercised
                                                         Unexercised Options     In-the-Money Options
                       Shares Acquired   Value           at Fiscal Year-End      at Fiscal Year-End
                       on Exercise(#)    Realized ($)    (Exercisable)(#)        (Exercisable)($)
-------------------------------------------------------------------------------------------------------
David A. Roberson         93,750         1,343,806           62,500  1                   -  1

Jerry F. Wilson          117,187         1,095,558          125,000  2,3                 -

Barry B. Donnell         117,187         2,030,499          125,000                      -

Michael R. Murphy         14,062           146,368           12,500  1,3                 -  1
-------------------------------------------------------------------------------------------------------


     (1) These options were subject to a repricing effected in January 1997, pursuant to which the options were regranted at an exercise price of $10.625. The closing price per share of the Company's Common Stock on December 31, 1996 was $11.50 per share.

     (2) Mr. Wilson died on October 29, 1996. The options are currently held by his estate.

     (3) The options held by Messrs. Wilson and Murphy were repriced on July 25, 1996 and became exercisable on January 25, 1997, except that Mr.
         Murphy's  option was  repriced in January  1997 as provided in footnote
         (1) above and as such is not exercisable.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

The  following  directors  of  the  Company serve as members of the Compensation
Committee: Thomas A. Broughton, III, Lee Roy Jordan, John W Lowe and Gerald R. Moore.

Mr. Lowe is a partner in the law firm of Lowe, Mobley & Lowe, which rendered legal services to the Company and its subsidiaries during 1996 and which the Company expects to continue to render legal services during 1997, and has an ownership interest in certain entities that lease certain facilities to the Company, as described below. During 1996, the Company and its subsidiaries paid Lowe, Mobley & Lowe legal fees in the aggregate amount of $119,785.

Cavalier Homes of Alabama ("Cavalier - Alabama"), a division of one of the Company's subsidiaries, leases a manufacturing facility, office premises and certain equipment from a partnership, the partners of which include the estate of the former President and Chief Executive Officer of the Company, Jerry F. Wilson, and John W Lowe, each of whom owns a one-third interest in such partnership and together own 2.24% of the Common Stock of the Company. The lease was entered into in September 1984, and, after renewals, had an expiration date in August 1996. In 1996, Cavalier renegotiated the lease for a two-year term which expires in 1998 and may be renewed for an additional three years at the option of Cavalier - Alabama. During 1996, Cavalier - Alabama made rental payments to such partnership in the aggregate amount of $260,000 and expects to make rental payments during 1997 in the aggregate amount of $180,000. Cavalier - Alabama has the option to purchase the leased property at any time during the term of the lease for $2,100,000. Cavalier - Alabama is currently negotiating with this partnership to purchase ten acres of the land currently under lease. The Company believes that the payments made under the previous lease terms and payments to be made under the renegotiated lease terms are reasonable compared to amounts that would be paid to an unaffiliated entity for similar properties.

Cavalier - Alabama leases another manufacturing facility from a partnership, the partners of which include Jonathan B. Lowe and Michael P. Lowe, each of whom owns a 5% interest in such partnership and each of whom is a son of John W Lowe; David A. Roberson, who owns a 10% interest in such partnership; and Jerry F. Wilson, Jr. and Jonathan D. Wilson, each of whom owns a 10% interest in such partnership and each of whom is a son of the Company's previous President and Chief Executive Officer, Jerry F. Wilson. The above-referenced partners of such partnership beneficially own, in the aggregate, approximately 0.51% of the outstanding Common Stock of the Company, not including the shares of Common Stock beneficially owned by John W Lowe and the estate of Jerry F. Wilson. The lease, which was entered into in May 1993, expires in May 1997, may be renewed for an additional four years at the option of Cavalier - Alabama, and provides for rental payments to be made by Cavalier - Alabama in the amount of $240,000 per year. Rent during the optional extension period is to be $264,000 per year. During 1996, Cavalier - Alabama made rental payments to such partnership in the aggregate amount of $240,000 and expects to make rental payments in 1997 in the aggregate amount of $256,000. Cavalier - Alabama has the option to purchase the leased property at any time during the term of the lease for $1,500,000. The Company believes that the payments made and to be made under the lease are reasonable compared to amounts that would be paid to an unaffiliated entity for similar property.

In March 1996, the Company entered into a $23 million revolving, warehouse and term loan agreement (the "Credit Facility") with First Commercial Bank which amended the previous Credit Facility entered into in February 1994. The Credit Facility contains a revolving line of credit which provides for borrowings (including letters of credit) of up to 80% and 50% of the Company's eligible (as defined) accounts receivable and inventories, respectively, up to a maximum of $5 million. Interest is payable under the revolving line of credit at the bank's prime rate. The warehouse and term loan agreements contained in the Credit
Facility provide for borrowings of up to 80% of the Company's eligible (as defined) installment sales contracts, up to a maximum of $18 million. Interest on term notes is fixed for a period of five years from issuance at a rate based on the weekly average yield on five year treasury securities averaged over the preceding 13 weeks, plus 2%, and floats for the remaining two years at a rate (subject to certain limits) equal to the bank's prime rate plus .75%. The warehouse component of the Credit Facility provides for borrowings of up to $2 million with interest payable at the bank's prime rate. However, in no event may the aggregate borrowings under the warehouse and term loan agreement exceed $18 million. The Credit Facility will expire in April 1998. Amounts outstanding under the Credit Facility are secured by accounts receivable and inventory, loans purchased and originated by Cavalier Acceptance Corporation, a subsidiary of the Company, and the capital stock of certain Company subsidiaries. During 1996, the maximum principal balance outstanding under the term loan component of the Credit Facility was $4,980,786 and the Company made interest payments to First Commercial Bank in the aggregate amount of $446,048. The Company had no borrowings under the revolving credit line component of the Credit Facility. Mr. Broughton is the President of First Commercial Bank.

                              CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

Buccaneer Homes of Alabama ("Buccaneer"), a division of one of the Company's subsidiaries, leases a manufacturing facility from a corporation, the shareholders of which include Jerry F. Wilson, Jr. and Jonathan D. Wilson, sons of the previous President and Chief Executive Officer, each of whom owns a 12.5% interest in such corporation. The two shareholders also beneficially own, in the aggregate, approximately 0.1% of the outstanding Common Stock of the Company, not including the shares of Common Stock beneficially owned by the estate of Jerry F. Wilson. The current lease is for an initial term of five years with an option to renew by Buccaneer for an additional five years. The annual rent for the initial term is $111,000. The rent for the renewal period beginning May 1999 will be increased by a CPI adjustment at the renewal date. Buccaneer has the option to purchase the property at any time during the initial period for $875,000, or subject to a CPI adjustment if purchased during the renewal period. Buccaneer also has the right of first refusal to purchase the property in the event the lessor has a bona fide offer to sell the property to a third party. The Company believes that the payments made and to be made under the lease are reasonable compared to amounts that would be paid to an unaffiliated entity for similar property.

During January 1996, the Company purchased a manufacturing facility from a corporation, the shareholders of which include David A. Roberson, who owns a 10% interest in such corporation, and Jerry F. Wilson, Jr. and Jonathan D. Wilson, each of whom owns a 12.5% interest in such corporation and each of whom is the son of the previous President and Chief Executive Officer of the Company. The foregoing shareholders of such corporation beneficially own, in the aggregate, approximately 0.4% of the outstanding Common Stock of the Company, not including the shares of Common Stock beneficially owned by the estate of Jerry F. Wilson. The facility was purchased in connection with the Company's acquisition of Riverchase Homes, Inc. in January 1996 and is utilized by such Company subsidiary. The facility was purchased for $1,650,000. The Company believes that the purchase terms were reasonable compared to amounts that would have been paid to an unaffiliated entity for a similar facility.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required under the Exchange Act to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. Based on a review of copies of such reports furnished to the Company, the Company believes that during 1996 all applicable filing requirements were complied with in a timely manner with the exception of a Form 3 that was filed late by Gerald R. Moore, a Form 4 that was filed late by John W Lowe and a Form 4 that was filed late by the Company's former President and Chief Executive Officer, Jerry F.
Wilson.

                                  OTHER MATTERS

The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

                              STOCKHOLDER PROPOSALS

Stockholder proposals submitted for consideration at the 1998 Annual Meeting of Stockholders must be received by the Company no later than December 2, 1997, to be included in the 1998 proxy material.


                              CAVALIER HOMES, INC.


                                Michael R. Murphy
                                    Secretary
Addison, Alabama
March 31, 1997

                           CAVALIER HOMES, INC. PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints David A. Roberson and Michael R. Murphy, or either of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Cavalier Homes, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Cavalier Homes, Inc., to be held on Wednesday, May 14, 1997, beginning at 10:00 A.M., C.D.T., at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama, and at any adjournment or postponement thereof, in the following manner:

1.    ELECTION OF DIRECTORS.

      [ ]   FOR all nominees listed        [ ] AUTHORITY WITHHELD to
            below (except as otherwise         vote for all nominees
            instructed below)                  listed below

            ------------------------------------------------------------------
            ------------------------------------------------------------------

      Thomas A. Broughton, III, Barry B. Donnell, Lee Roy Jordan, John W Lowe, Gerald R. Moore, Michael R. Murphy and David A. Roberson.

      To withhold authority to vote for any nominee, write that nominee's name in the space provided below.

2. PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

     [ ] FOR            [ ] AGAINST        [ ] ABSTAIN

3. PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 15,000,000 TO 50,000,000.

     [ ] FOR            [ ] AGAINST        [ ] ABSTAIN


             (Continued and to be signed on other side)

                   (Continued from other side)


4.   OTHER MATTERS

     [ ] In their discretion, upon such    [ ] AUTHORITY WITHHELD to vote
         other matters as may properly         upon such matters
         come before the meeting

The Board of Directors recommends a vote FOR Items 1 through 4. If this proxy is properly signed and returned, the shares represented will be voted FOR Items 1 through 4 unless you otherwise specify herein.

                            Dated:_________________________________ 1997

                            _______________________________________
                            Signature

                            _______________________________________
                            Signature

Please sign this proxy exactly as your name appears hereon. When signing as executor, administrator, trustee, corporate officer, etc., please give full title. In case of joint owners, each joint owner should sign.

          Please Date, Sign and Return TODAY in the Enclosed Envelope.
               No Postage Required if Mailed in the United States.